Exhibit 10.2

THIRD AMENDMENT

TO

REVOLVING PROMISSORY NOTE

THIS THIRD AMENDMENT TO REVOLVING PROMISSORY NOTE, entered into on November 29, 2017 (this “Amendment”), is made to the Revolving Promissory Note dated November 10, 2005 (the “Original Note”) (as amended by the First Amendment to Revolving Promissory Note entered into on December 23, 2009 (the “First Amended Note”) and the Second Amendment to Revolving Promissory Note entered into on October 23, 2013 (the “Second Amended Note”)), executed by iHeartCommunications, Inc., a Texas corporation (“Maker” or “iHeart”), as maker thereof, payable to the order of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCOH” or “Payee”).

Recitals. CCOH, as the current legal and equitable owner and holder, and the payee, of the Second Amended Note, and Maker desire to amend the Second Amended Note to extend the maturity date of the Note from December 15, 2017 to May 15, 2019, and to amend the Contract Rate applicable on the Note, with such new Contract Rate being applicable as of the date hereof.

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, Maker and CCOH agree as follows:

SECTION 1.    Definitions. Capitalized terms used but not defined herein have the meanings and uses assigned in the Second Amended Note; and the term “Note” when used in this Amendment means the Original Note, as amended by the First Amended Note and the Second Amended Note, and as further amended hereby.

SECTION 2.    Amendments.

2.1.    The words “AUGUST 10, 2010” in the first paragraph of the Original Note, which was previously amended in the First Amended Note to read “DECEMBER 15, 2017,” is hereby further amended to read “MAY 15, 2019.”

2.2.    The term “Contract Rate” as defined and used in the Second Amended Note is hereby amended and restated in its entirety to read as follows:

“‘Contract Rate’ means (as determined by iHeart from time to time and for each applicable period under the Note) a variable per annum rate of interest equal to 9.3%; provided that, in the event that (x) the outstanding balance due under the Note exceeds $1.0 billion, the per annum rate of interest applicable to such excess balance (i.e., the amount that exceeds $1.0 billion) will be (only for so long as the outstanding balance due under the Note exceeds $1.0 billion) an amount equal to the Average Yield-to-Maturity or (y) the Clear Channel Liquidity Ratio is, on an actual basis, less than 2.0x, the per annum rate of interest applicable to the entire outstanding balance due under the Note (only for so long as the Clear Channel Liquidity Ratio is less than 2.0x) will be an amount equal to the Average Yield-to-Maturity. Interest will be calculated by iHeart as of the last day of each month using (x) daily Note balance amounts and (y) (if applicable) the Average Yield-to-Maturity for such month.”

SECTION 3.    Representations and Warranties. Maker represents and warrants to CCOH that Maker’s representations and warranties set forth in the Second Amended Note are true and correct in all material respects as if made on the date hereof and on the effective date hereof, except as they may specifically relate to an earlier date.

SECTION 4.    Continuing Effect of Second Amended Note. The Second Amended Note, as further amended hereby, is hereby ratified and confirmed in all respects, and all references to the “Note” in the Second Amended Note shall mean the Second Amended Note as further amended hereby. This Amendment shall not constitute an amendment of, or waiver with respect to, any provision of the Second Amended Note not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of CCOH except as expressly stated herein.

SECTION 5.    Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.

SECTION 6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Maker and CCOH and their respective successors and assigns permitted by the Note, except Maker may not assign or otherwise transfer any of its rights or obligations hereunder other than as provided in the Note.

SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which counterpart when so executed shall be an original, but all such counterparts taken together shall constitute one and the same instrument. A counterpart signature page delivered by fax or internet transmission shall be as effective as delivery of an originally executed counterpart.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers on, and effective as of, the first date set forth above.

MAKER:

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Scott T. Bick
Name:	Scott T. Bick
Title:	Senior Vice President - Tax

PAYEE:

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Brian D. Coleman
Name:	Brian D. Coleman
Title:	Senior Vice President and Treasurer

Signature Page to Third Amendment to

Revolving Promissory Note